Exhibit 5.1
August 2, 2023
Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48033

Re:	Form S-3 Registration Statement
Ladies and Gentlemen:
We have acted as special counsel to Lear Corporation, a Delaware corporation (the “Company”), in connection with the Company’s automatic shelf registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company:
(i)shares of common stock of the Company, par value $0.01 per share (the “Common Stock”);
(ii)shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”);
(iii)senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a form of Senior Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”) to be entered into by and among the Company and the trustee named therein (the “Trustee”);
(iv)subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a form of Subordinated Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into by and among the Company and the Trustee;
(v)warrants to purchase the Debt Securities, the Common Stock and the Preferred Stock (the “Warrants”);
(vi)subscription rights to purchase the Debt Securities, the Preferred Stock, the Common Stock or other securities (the “Subscription Rights”);
(vii)stock purchase contracts for the purchase of shares of the Common Stock (the “Stock Purchase Contracts”); andstock purchase units consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the “Stock Purchase Units” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Stock Purchase Contracts, the “Securities”).
It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.
In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the amended and restated certificate of incorporation of the Company, as in effect on the date hereof (the “Certificate of Incorporation”), (ii) the amended and restated by-laws of the Company, as in effect on the date hereof (the “Bylaws” and, together with the Certificate of Incorporation, the

“Organizational Documents”), (iii) the Registration Statement, (iv) the Indentures and (v) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the
Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that the Company is and will remain duly organized, validly existing and in good standing under applicable state law. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.
On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the applicable Indenture under which Debt Securities are issued having been validly executed and delivered by the Company and the other parties thereto, (iii) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby and (iv) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to such Securities, we are of the opinion that:
1. With respect to the Common Stock, when (i) the Board, or an appropriately designated committee thereof, has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of the Common Stock and (ii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Common Stock), the Common Stock will be validly issued, fully paid and non-assessable.
2. With respect any series of Preferred Stock, when (i) the Board, or an appropriately designated committee thereof, has taken all corporate action necessary to approve the final terms of the issuance and sale of such Preferred Stock, (ii) the terms of the series of the Preferred Stock have been duly established in conformity with the applicable Organizational Documents and (iii) the Company has received the consideration therefor, the Preferred Stock will be validly issued, fully paid and non-assessable.
3. With respect to the Debt Securities, when (i) the Board, or an appropriately designated committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Debt Securities, (ii) the terms of the Debt Securities have been duly established in conformity with the applicable Indenture, (iii) such Debt Securities have been duly executed and delivered by the Company and the Debt Securities have been authenticated by the Trustee in accordance with the applicable Indenture and (iv) the Company has received the consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
4. With respect to the Warrants, when (i) the Board, or an appropriately designated committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (ii) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor and (iv) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. With respect to the Subscription Rights, when (i) the Board, or an appropriately designated committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Subscription Rights, (ii) the subscription rights agreement relating to the Subscription Rights has been duly authorized, executed and delivered, (iii) the certificates representing the Subscription Rights have been executed, countersigned and delivered in accordance with the applicable subscription rights agreement against payment therefor and (iv) the Company has received the consideration therefor, the Subscription Rights will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
6. With respect to the Stock Purchase Contracts, when (i) the Board, or an appropriately designated committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Stock Purchase Contracts, (ii) the purchase agreement relating to the Stock Purchase Contracts has been duly authorized, executed and delivered, (iii) the Stock Purchase Contracts have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (iv) the Company has received the consideration therefor, the Stock Purchase
Contracts will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
7. With respect to the Stock Purchase Units, when (i) the Board, or an appropriately designated committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Stock Purchase Units, (ii) the purchase agreement relating to the Stock Purchase Units has been duly authorized, executed and delivered, (iii) the Stock Purchase Units have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (iv) the Company has received the consideration therefor, the Stock Purchase Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Validity of the Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
/s/Winston & Strawn LLP